CERTIFICATION
                          OF THE BOARD OF DIRECTORS OF
                             GLACIER BANCORP, INC.


     1. At its meeting of November 25, 1998, the Board of Directors ("Board") of Glacier Bancorp, Inc. ("Bancorp"), among other things (I) approved Amendment 1 to the Bylaws as follows:


                                  AMENDMENT 1
                                     BYLAWS
                            OF GLACIER BANCORP, INC.


                       ARTICLE II. STOCKHOLDERS' MEETINGS

     2.2 Annual Meeting Time. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the last Wednesday of April at the hour of 9:00 a.m., if not a legal holiday, and if a legal holiday, then on the day following, at the same hour, or at such other date and time as may be determined by the Board of Directors and stated in the notice of such meeting.



                                             /s/ James H. Strosahl
                                             ----------------------------
                                             James H. Strosahl, Secretary

November 25, 1998